EXHIBIT 99.3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
Lamfis, Inc.

We have audited the accompanying balance sheets of Lamfis, Inc. as of December 31, 2010 and 2009 and the related statements of operations and changes in stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lamfis, Inc. as of December 31, 2010 and 2009, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Sherb & Co., LLP
Certified Public Accountants

Boca Raton, Florida
January 9, 2012

Lamfis, Inc.
Balance Sheets

	December 31,
	2010	2009
Assets

Current Assets:
Cash and cash equivalents	$4,576	$11,270
Account receivable	122,038	185,902
Inventory	7,500	15,000

Total Current Assets	134,114	212,172

Property, equipment, net	18,296	23,901
Deposits and other assets	11,796	6,796

TOTAL ASSETS	$164,206	$242,869

Liabilities And Stockholders’ Equity

Current Liabilities:
Accounts payable	$119,665	$156,200
Accrued expenses	22,500	-

Total Current Liabilities	142,165	156,200

Stockholders’ equity:
Common stock, $1.00 par value; 500 shares authorized, issued and outstanding at December 31, 2010 and 2009, respectively	500	500
Retained earnings	21,541	86,169

Total stockholders’ equity	22,041	86,669

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$164,206	$242,869

The accompanying notes are an integral part of these financial statements

Lamfis, Inc.
Statements of Operations

	Year Ended December 31, 2010	Year Ended December 31, 2009

Sales revenues, net	$2,912,638	$3,742,425
Cost of revenues	2,401,808	3,112,442

Gross profit	510,830	629,983

Operating expenses:
Selling, General and Administrative expenses	575,458	636,418

Total operating expenses	575,458	636,418

Loss from operations	(64,628)	(6,435)

Loss before income taxes	(64,628)	(6,435)
Provision for income taxes	-	-

Net loss	$(64,628)	$(6,435)

Loss per common share – basic and diluted	$(129.26)	$(12.87)

Weighted average shares outstanding –
Basic and diluted	500	500

The accompanying notes are an integral part of these financial statements

Lamfis, Inc.
Statement of Changes in Stockholders’ Equity

	Common Stock $1.00 Par Value Per Share		Retained	Total Stockholders’
	Shares	Amount	Earnings	Equity

Balance December 31,
2008	500	$500	$92,604	$93,104

Net loss			(6,435)	(6,435)

Balance December 31, 2009	500	$500	86,169	86,669

Net loss			(64,628)	(64,628)

Balance December 31, 2010	500	$500	$21,541	$22,041

The accompanying notes are an integral part of these financial statements

Lamfis, Inc.
Statements of Cash Flows

	Year Ended December 31, 2010	Year Ended December 31, 2009

Cash flows from operating activities:
Net loss	$(64,628)	$(6,435)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	5,605	9,768
Bad debt expense	-	3,615

Changes in operating assets and liabilities:
Accounts receivable	63,864	(48,920)
Inventory	7,500	(10,000)
Prepaid expenses and other assets	(5,000)	1,935
Accounts payable	(36,535)	(48,516)
Accrued expenses and other current liabilities	22,500	-
Net cash (used in) operating activities	$(6,694)	$(98,553)

Cash flows from investing activities:
	-	-
Net cash used in investing activities	-	-

Cash flows from financing activities:

Net cash provided by financing activities	-	-

Net cash (decrease)	(6,694)	(98,553)

Cash and cash equivalents - beginning of period	11,270	109,823

Cash and cash equivalents - end of period	$4,576	$11,270

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

The accompanying notes are an integral part of these financial statements

Lamfis, Inc.
Notes to Financial Statements

Note 1. Description of Our Business

Lamfis, Inc., dba Hinson Office Supply referred to in these notes collectively as “we”, “our” or the “Company”, operates as a company that sells office supplies.  Our mission is to provide over 30,000 office products at competitive prices and outstanding customer service to a customer base of approximately 600 customers. Our primary customers are Broward County schools which is the sixth largest school district in the Country and small and medium sized businesses in Broward and Miami-Dade counties. Approximately six years ago we entered into Palm Beach County and have a small customer base there. We utilize our Internet website (www.hinsonofficesupply.com) and catalog carrying a wide selection of merchandise, including general office supplies, business machines and computers, office furniture and other business-related products. Our retail merchandising strategy is to offer our customers a wide selection of brand-name office products at low prices.

We were formed as a Florida corporation in May of 1991.  Our administrative offices are located in Fort Lauderdale, Florida.

Note 2. Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), which contemplate continuation of the Company as a going concern.

Significant Accounting Policies

Accounting Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reported periods.

Assumptions and estimates employed are material to our reported financial conditions and results of operations.  Actual results could differ from these estimates.

Cash and Cash Equivalents
Cash and cash equivalents are recorded in the balance sheets at cost, which approximates fair value. All highly liquid investments purchased with an original maturity of three months or less are considered to be cash equivalents.

Revenue Recognition
We operate a company that sells office supplies and office related equipment.  We sell primarily through our Internet website and catalog.

We recognize revenue from product sales in accordance with FASB ASC 605 — Revenue Recognition. Pursuant to agreements or orders from customers, we ship product to our customers. Revenue from product sales is only recognized when substantially all the risks and rewards of ownership have transferred to our customers, the selling price is fixed and collection is reasonably assured.  Typically, these criteria are met when our customers order is received by them.

Lamfis, Inc.
Notes to Financial Statements

Note 2. Basis of Presentation and Summary of Significant Accounting Policies (continued)

Significant Accounting Policies (continued)

Accounts Receivable
Accounts receivable consists of amounts due from the sale of our office supplies and related products to our customers. As of December 31, 2010 and 2009, no one customer had an account receivable balance owed to us exceeding 10% of the total accounts receivable.  Accounts that are uncollectible are written off when they are deemed to be uncollectible.  Accordingly, there is no provision for doubtful accounts at December 31, 2010 and 2009.

Property, Equipment, net
We record property, plant and equipment at historical cost. Expenditures for maintenance and repairs are recorded to expense; additions and improvements are capitalized. We generally provide for depreciation using the straight-line method at rates that approximate the estimated useful lives of the assets.  For the years ended December 31, 2010 and 2009, property and equipment consist of the following:

	Estimated Useful Life (In years)	2010	2009

Transportation Equipment	5	$101,692	$101,692
Furniture and Fixtures	7	12,650	12,650
Computers and Equipment	5	9,306	9,306
Machinery and Equipment	5-7	33,139	33,139
Subtotal		156,787	156,787
Less: Accumulated depreciation		(138,491)	(132,886)
Property and equipment, net		$18,296	$23,901

For the years ended December 31, 2010 and 2009, depreciation expense amounted to $5,605 and $9,768, respectively.

Inventory
Inventory, consisting of office supplies is stated at the lower of cost or market.  The Company reviews our inventory for excess or obsolete inventory and write-down of obsolete or otherwise unmarketable inventory to its estimated net realizable value.  No allowance is necessary as of December 31, 2010 and 2009.

Share-Based Payments
There were no outstanding stock option awards for the periods ending December 31, 2010 or 2009.

Lamfis, Inc.
Notes to Financial Statements

 Note 2. Basis of Presentation and Summary of Significant Accounting Policies (continued)

Significant Accounting Policies (continued)

Impairment of Long-Lived Assets
We review our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable from future undiscounted cash flows. Impairment losses are recorded for the excess, if any, of the carrying value over the fair value of the long-lived assets. As of December 31, 2010 and 2009, no indicators of impairment existed.

Income Taxes
The Company, with consent of its shareholders, has elected under the Internal Revenue Code to be an S Corporation.  In lieu of corporation income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company’s taxable income.  Therefore, no provision or liability for Federal income taxes has been included in these financial statements.

Vendor Concentration
For the years ended December 31, 2010 and 2009, we purchased approximately 85% of our goods from a single vendor.  As of December 31, 2010 and 2009, the amounts due to this vendor totaled approximately $95,435 and $133,637, respectively.

Concentration of Credit Risk
Financial instruments that potentially expose us to concentrations of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. Cash and cash equivalents are held with financial institutions in the United States and from time to time we have balances that exceed the amount of insurance provided by the Federal Deposit Insurance Corporation on such deposits. Concentration of credit risk with respect to our trade accounts receivable to our customers is primarily limited to $122,038 and $185,902 at December 31, 2010 and 2009, respectively. Credit is extended to our customers, based on an evaluation of a customer’s financial condition and collateral is not required. To date, we have not experienced any material credit losses. No single customer is responsible for greater than 10% of sales of the Company for the years ended December 31, 2010 and 2009.

Marketing and Advertising Costs
Marketing, advertising and promotional costs are expensed when incurred. Advertising expenses were immaterial to our results of operations for the years ended December 31, 2010 and 2009.

Fair Value Measurements
FASB ASC 820 — Fair Value Measurements and Disclosures, defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC 820 requires disclosures about the fair value of all financial instruments, whether or not recognized, for financial statement purposes. Disclosures about the fair value of financial instruments are based on pertinent information available to us as of December 31, 2010 and December 31, 2009. Accordingly, the estimates presented in these financial statements are not necessarily indicative of the amounts that could be realized on disposition of the financial instruments.

FASB ASC 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement).

Lamfis, Inc.
Notes to Financial Statements

Note 2. Basis of Presentation and Summary of Significant Accounting Policies (continued)

Significant Accounting Policies (continued)

The three levels of the fair value hierarchy are as follows:

Level 1 — Quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 — Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 includes financial instruments that are valued using models or other valuation methodologies. These models consider various assumptions, including volatility factors, current market prices and contractual prices for the underlying financial instruments. Substantially all of these assumptions are observable in the marketplace, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace.

Level 3 — Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheet for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate their fair value based on the short-term maturity of these instruments.

New Accounting Standards

There were accounting standards and interpretations issued recently, none of which had or are expected to have a material impact on our financial position, results of operations or cash flows.

Note 3. Related Party Transactions

At December 31, 2010 the Company loaned 2 Officers $5,000 each.  These loans are due on demand and bear no interest.  This amount is included in Deposits and other assets on the balance sheet.

Note 4. Stockholders’ Equity

Common Stock
We are authorized to issue up to 500 shares of common stock, $1.00 par value per share. As of December 31, 2010 and 2009, we had 500 shares issued and outstanding. Holders are entitled to one vote for each share of common stock (or its equivalent).

Lamfis, Inc.
Notes to Financial Statements

Note 5. Subsequent Events

Sale of Lamfis, Inc.

On March 9, 2011, Random Source, Inc. acquired 100% of the stock of Lamfis, Inc. for $262,000.  The stock purchase agreement calls for a $100,000 cash down payment with the balance of $162,000 payable in equal monthly installments of approximately $4,640 fully amortized over thirty-six months with interest accruing at a rate of 2% per annum.  Promissory Notes were issued to the shareholders of Lamfis, Inc. in the following amounts:

●	Shareholder 1 $77,760
●	Shareholder 2 37,260
●	Shareholder 3 6,480
●	Shareholder 4 40,500

The agreement calls for the last installment payment to be waived should Random Source, Inc. make all payments in a timely fashion.

We have evaluated subsequent events through January 16, 2012, the date the financial statements were available to be issued.  There are no significant subsequent events as of that date.